Exhibit 24

POWER OF ATTORNEY

                 We, the undersigned officers and directors of SOUTHERN CONNECTICUT BANCORP, INC. (the “Company”), hereby severally constitute Joseph V. Ciaburri and Paul V. Erwin, and each of them singly, as our attorneys-in-fact with full power to them, and each of them singly, to sign for us and in our names and in our capacities as directors and/or officers of the Company, the Registration Statement on Form SB-2 relating to the offer and sale of up to 1,150,000 shares of the Company’s Common Stock, par value $0.01, and any and all amendments thereto, which Registration Statement is being filed pursuant to the Securities Act of 1933, as amended, and, in general, to do all such things in our names and behalf and in our capacities as officers and directors to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, including the filing of such amendments, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, and all that our said attorneys may do or cause to be done by virtue hereof.

                 In witness whereof, each of the undersigned has hereunto set his hand and seal this 30th day of April, 2001.

/s/ JOSEPH V. CIABURRI	/s/ G. LEON JACOBS
Joseph V. Ciaburri	G. Leon Jacobs

/s/ ELMER F. LAYDON	/s/ JOSHUA SANDMAN
Elmer F. Laydon	Joshua Sandman

/s/ ALPHONSE F. SPADERO	/s/ PAUL V. ERWIN
Alphonse F. Spadero	Paul V. Erwin